UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PHOENIX BIOTECH ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-1088814
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2201 Broadway, Suite 705
Oakland, CA	94612
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one-half of one warrant	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each to purchase one share of Class A Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-259491

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, shares of Class A common stock and warrants Phoenix Biotech Acquisition Corp. (the “Company” or the “Registrant”). The description of the Company’s units, common stock and warrants contained under the heading “Description of Securities” in the registration statement initially filed by the Company with the Securities and Exchange Commission on September 13, 2021, as amended from time to time (File No. 333-259491) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

3.1(a)	Certificate of Incorporation filed June 8, 2021 (included in the Registration Statement and incorporated herein by reference)

3.1(b)	Form of Amended and Restated Certificate of Incorporation (included in the Registration Statement and incorporated herein by reference)

3.2(a)	Bylaws (included in the Registration Statement and incorporated herein by reference)

3.2(b)	Form of Amended and Restated Bylaws (included in the Registration Statement and incorporated herein by reference)

4.1	Specimen Unit Certificate (included in the Registration Statement and incorporated herein by reference)

4.2	Specimen Common Stock Certificate (included in the Registration Statement and incorporated herein by reference)

4.3	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (included in the Registration Statement and incorporated herein by reference)

10.2	Form of Registration Rights Agreement among the Registrant and security holders (included in the Registration Statement and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHOENIX BIOTECH ACQUISITION CORP.

Date: October 5, 2021	By:	/s/ Chris Ehrlich
Chris Ehrlich
Chief Executive Officer

2